CONSULTING AGREEMENT

This Agreement ("Agreement"), made as of the 12 day of April, 2001, by and between GLOBAL FOODS ONLINE, INC, A (STATE) corporation (the
"Company"), and PERSIA CONSULTING GROUP, INC., a New York Corporation (the "Consultant").

WITNESSETH:

WHEREAS, the Consultant will provide general consulting services to the Company in regards to capital markets, corporate finance, investor and public relations on an non-accountable and non-exclusive basis.

WHEREAS, the Company desires to secure the services of the Consultant on the terms and conditions hereinafter set forth;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants herein contained, the parties hereto do hereby agree as follows:

1. Capital Markets, Corporate Finance, Investor and Public Relations Advice and Services on a non-exclusive basis.

1.1. The Company will utilize the Consultant to provide general consulting services and to advise to the Company for a period of two(2) years.

1.2  Consultants Compensation.  The Company shall pay the Consultant

(a) A Cash fee equal to US$48,000.00. The Company shall either make twenty for (24) monthly payments of US$2,000.00 or eight (8) quarterly payments of US$6,000.00 to the below account information. The Federal Funds instructions are as follows:

Chase Manhattan Bank
5 World Trade Center- Suite 2681
New York City, New York 10048
ABA number:  021000021
Account number:  681502751865
Account name:  Persia Consulting Group, Inc.

(b) Upon the signing of the agreement (the "Agreement") the Company will issue the Consultant a restricted stock certificate (the "Certificate") in the amount of 500,000 common shares of Global Foods Online, Inc. The stock Certificate shall have demand and "piggyback" registration rights on the first and next registration statement prepared and filed by the Company subsequent to the date of this Agreement. The Certificate shall be delivered to the Consultant within seven (7) business days of signing this agreement. The Certificate shall be in name to be determined by the Consultant and delivered to the following address:

Persia Consulting Group, Inc.
Attention:  Hamid Fashandi
24 West 96th Street, Suite 4F
New York, NY  10025
(212) 749-4990

2.  Miscellaneous

2.1 Benefit. This Agreement is made solely for the benefit of the Consultant and the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act and their respective successors and assigns, and no other person may acquire or have any right under or by virtue of this Agreement, including, without limitation, the holders of any Securities. The term "successor" or the terms "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the securities.

2.2. Governing Law. The validity, interpretation, and construction of this Agreement will be governed by the Laws of the State of New York. The parties further agree that any action between them shall be heard in New York County, new York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, and the United States District Court for the Southern District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

2.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

2.4. Confidential Information. All confidential financial or business information (except publicly available or freely usable material otherwise obtained from another source) respecting either part will be used solely by the other party in connection with the within transactions, be revealed only to employees or contractors of such other party who are necessary to the conduct of such transactions, and be otherwise held in strict confidence.

2.5 Financial Advisors. The parties acknowledge that the Company has or may retain financial and other advisor in connection with this transaction or other business matters (the "Advisors") and the Company agrees to indemnify and hold the Consultant harmless for any fees and expenses of the Advisors.

2.6 Hold Harmless: The Company recognizes that the Consultant shall us its best efforts to advise and service the Company with regards to the Company's need. The Company also recognizes that the Consultant is working on a "best efforts" basis and therefore no guarantees, representations or promises are be made as to performance and indemnify the Consultant from any legal proceedings against the Consultant by the Company or any of its management, shareholders, or other entities with regard to this Agreement, service and advice performed by the Consultant.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement
to be executed   of the day and year written above.


"THE COMPANY"
GLOBAL FOODS ONLINE, INC.
BY:  David Gordan
Chairman and Secretary

By: /s/ John Harrison
President


"THE CONSULTANT"
PERSIA CONSULTING GROUP, INC.
BY:  /s/Hamid Fashandi
Title:  President and Chief Executive Officer